UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

February 26, 2013
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On September 22, 2011, Pitney Bowes Inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-176957) (the “Registration Statement”) with the Securities and Exchange Commission for the registration of the debt securities, preferred stock, preference stock, common stock, purchase contracts, depositary shares, warrants and units of the Company. The Registration Statement and the prospectus contained within are collectively referred to as the “Prospectus”.

On February 28, 2013, the Company filed a final prospectus supplement, dated February 26, 2013, to the Prospectus, relating to the issuance of its 6.70% Notes due 2043 (the “New Notes”) in an aggregate principal amount of $375,000,000 or, if the underwriters exercise their option to purchase additional New Notes to cover over-allotments, if any, up to $425,000,000.

The Company agreed to sell the New Notes pursuant to the Underwriting Agreement, dated as of February 26, 2013 (the “Underwriting Agreement”), and the Pricing Agreement, dated as of February 26, 2013 (the “Pricing Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the representatives for the several underwriters. Copies of the Underwriting Agreement and the Pricing Agreement are filed as Exhibit 1.1. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the Pricing Agreement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have provided, and in the future may continue to provide, investment banking, financial advisory and other financial services to the Company in the ordinary course of business for which they have received and will receive customary compensation. Affiliates of certain of the underwriters are lenders to the Company under the Company’s existing credit facility.

Additionally on February 26, 2013, the Company issued (a) a press release announcing that it commenced a cash tender offer (the “Tender Offer”) for up to $415 aggregate principal amount of its 4.875% Notes due 2014, its 5.000% Notes due 2015, and its 4.750% Notes due 2016 (the “Subject Notes”), and (b) a separate press release announcing an increase in the maximum tender cap of each series of Subject Notes sought pursuant to the Tender Offer. A copy of the tender offer launch press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Current Report. A copy of the maximum series tender cap upsize press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Current Report.

This Current Report on Form 8-K, including the press releases hereby incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any Subject Notes or New Notes. The Tender Offer is being made only pursuant to the offer to purchase and the related letter of transmittal. The Tender Offer is not being made to holders of Subject Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ITEM 9.01. EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement and Pricing Agreement
99.1	Press release of Pitney Bowes Inc. dated February 26, 2013 announcing launch of tender offer
99.2	Press release of Pitney Bowes Inc. dated February 26, 2013 announcing upsizing of tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013	Pitney Bowes Inc. By: /s/ Helen Shan Name: Helen Shan Title: Vice-President, Finance and Treasurer